Exhibit 4.1

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY AND THE SECURITIES UNDERLYING THIS SECURITY BEFORE [DATE THAT IS FOUR MONTHS AND A DAY FROM ISSUANCE].

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF BUNKER HILL MINING CORP. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ALL LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF (B), (C) OR (D), THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION.

THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE AND AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION IS PROVIDED TO SUCH EFFECT. THE TERMS “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT.

THIS WARRANT CERTIFICATE, AND THE WARRANTS EVIDENCED HEREBY, WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE THE TIME OF EXPIRY (AS DEFINED BELOW).

BUNKER HILL MINING CORP.

(the “Corporation”)

NON-TRANSFERABLE COMMON STOCK PURCHASE WARRANT

Certificate No: 202[●]-W-[●]
Number of Warrants: [●]	Date: [●], 202[●]

1. Warrants to Purchase Common Stock. For value received by the undersigned, [NAME], [ADDRESS] (the “Holder”), is the registered holder of [●] common stock purchase warrants (the “Warrants”). Each Warrant will entitle the Holder to subscribe for and purchase one fully paid and non-assessable share of common stock of the Corporation (a “Warrant Share”) in lawful money of Canada at any time up to the Time of Expiry (as such term is defined in Section 13) at a purchase price of $[●] per Warrant Share (the “Exercise Price”) for each Warrant represented hereby, after which time such Warrants shall expire, all subject to adjustment as hereinafter provided in this Warrant certificate. The Warrants may be exercised by surrendering this Warrant certificate, together with a subscription form in the form attached as Schedule “A” hereto duly completed and executed and a wire transfer, certified cheque, bank draft or money order in the lawful money of Canada payable to or to the order of the Corporation, at the Vancouver office of the Corporation, 300 – 1055 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2E9, Attention: Brenda Dayton, Vice President – Investor Relations. The Corporation will then issue that number of Warrant Shares specified in the subscription form as fully paid and non-assessable Warrant Shares. In no event may the Holder exercise these Warrants in whole or in part unless the exercise is exempt from registration under the Securities Act of 1933, as amended (the “U.S. Securities Act”).

2. Partial Exercise. The Holder may subscribe for and purchase less than the full number of Warrant Shares entitled to be subscribed for and purchased hereunder. In the event that the Holder subscribes for and purchases less than the full number of Warrant Shares entitled to be subscribed for and purchased under this Warrant certificate prior to the Time of Expiry, the Corporation shall issue a new Warrant certificate to the Holder in the same form as this Warrant certificate with appropriate changes.

3. Delivery of Warrant Shares. Within five (5) business days of receipt of this Warrant certificate together with a subscription form duly completed and executed in the form attached as Schedule “A” hereto and a wire transfer, certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation, the Corporation shall deliver or cause to be delivered to the Holder certificates representing the Warrant Shares subscribed for and purchased by the Holder hereunder, and a replacement Warrant certificate, if any.

4. No Rights of Shareholders. Nothing contained in this Warrant certificate (or in the Warrants evidenced hereby) shall be construed as conferring upon the Holder any right or interest whatsoever as a holder of common stock of the Corporation or any other right or interest except as herein expressly provided.

5. Adjustment of Subscription and Purchase Rights. From and after the date hereof, the Exercise Price and the number of Warrant Shares deliverable upon the exercise of the Warrants will be subject to adjustment as set forth below:

(a)	In case of any reclassification of the Warrant Shares or change of the Warrant Shares into other shares, or in case of the consolidation, arrangement, merger, reorganization or amalgamation of the Corporation with or into any other corporation or entity which results in any reclassification of the Warrant Shares or a change of the Warrant Shares into other shares, or in case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person (any such event being hereinafter referred to as a “Reclassification of Warrant Shares”), at any time prior to the Time of Expiry, the Holder shall, after the effective date of such Reclassification of Warrant Shares and upon exercise of the right to purchase Warrant Shares hereunder, be entitled to receive, and shall accept, in lieu of the number of Warrant Shares to which the Holder was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of such Reclassification of Warrant Shares if, on the effective date thereof, the Holder had been the registered holder of the number of Warrant Shares to which the Holder was theretofore entitled upon such exercise. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Section 5 with respect to the rights and interests thereafter of the Holder of this Warrant certificate to the end that the provisions set forth in this Section 5 shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants evidenced hereby.

(b)	If and whenever at any time prior to the Time of Expiry the Corporation shall:

	(i)	subdivide the Warrant Shares into a greater number of shares;

	(ii)	consolidate the Warrant Shares into a lesser number of shares; or

	(iii)	fix a record date for the issue of, or distribution to, or issue Warrant Shares, Participating Shares or Convertible Securities (as such terms are defined in Section 13) to all or substantially all of the holders of Warrant Shares by way of a stock dividend or other distribution on the Warrant Shares payable in Warrant Shares, Participating Shares or Convertible Securities,

(any such event being hereinafter referred to as “Capital Reorganization”) and any such event results in an adjustment in the Exercise Price pursuant to paragraph (c) below, the number of Warrant Shares purchasable pursuant to the Warrants evidenced hereby shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Warrant Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(c)	If and whenever at any time prior to the Time of Expiry, the Corporation shall engage in a Capital Reorganization, the Exercise Price shall, on the effective date, in the case of a subdivision or consolidation, or on the record date, in the case of a stock dividend, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction: (A) the numerator of which shall be the number of Warrant Shares and Participating Shares outstanding before giving effect to such Capital Reorganization; and (B) the denominator of which is the number of Warrant Shares and Participating Shares outstanding after giving effect to such Capital Reorganization. The number of Warrant Shares and Participating Shares outstanding shall include the deemed conversion into or exchange for Warrant Shares or Participating Shares of any Convertible Securities distributed by way of stock dividend or other such distribution. Such adjustment shall be made successively whenever any event referred to in this paragraph shall occur.

(d)	Any issue of Warrant Shares, Participating Shares or Convertible Securities by way of a stock dividend or other such distribution shall be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding Warrant Shares under paragraphs (e) and (f) below.

(e)	If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the issuance or distribution of rights, options or warrants to all or substantially all the holders of Warrant Shares entitling them, for a period expiring not more than forty-five (45) days after such record date, to subscribe for or purchase Warrant Shares, Participating Shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Market Price (as such term is defined in Section 13) of the Warrant Shares on such record date (any such event being hereinafter referred to as a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i) the numerator of which shall be the aggregate of: (A) the number of Warrant Shares outstanding on such record date; and (B) a number determined by dividing whichever of the following is applicable by the Current Market Price of the Warrant Shares on the record date: (1) the amount obtained by multiplying the number of Warrant Shares or Participating Shares which the Holders of Warrant Shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of Warrant Shares or Participating Shares which the holders of Warrant Shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

(ii) the denominator of which shall be the aggregate of: (A) the number of Warrant Shares outstanding on such record date; and (B) whichever of the following is applicable: (1) the number of Warrant Shares or Participating Shares which the holders of Warrant Shares are entitled to subscribe for or purchase; or (2) the maximum number of Warrant Shares or Participating Shares which the holders of Warrant Shares are entitled to receive on the conversion or exchange of the Convertible Securities, and if any such event results in an adjustment in the Exercise Price, the number of Warrant Shares purchasable pursuant to the Warrants evidenced hereby shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Warrant Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

Any Warrant Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price and the number of Warrant Shares purchasable pursuant to the Warrants evidenced hereby shall then be readjusted to the Exercise Price and number of Warrant Shares which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(f)	If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the issue or distribution to all or substantially all the holders of Warrant Shares of:

(i) shares of any class, whether of the Corporation or any other corporation;

(ii) rights, options or warrants;

(iii) evidences of indebtedness; or

(iv) other assets or property;

and if such issue or distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders of Warrant Shares to subscribe for or purchase Warrant Shares, Participating Shares or Convertible Securities for a period expiring not more than forty-five (45) days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Market Price of the Warrant Shares on such record date (any such non-excluded event being hereinafter referred to as a “Special Distribution”) the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (I) the numerator of which shall be the amount by which (A) the amount obtained by multiplying the number of Warrant Shares outstanding on such record date by the Current Market Price of the Warrant Shares on such record date, exceeds (B) the fair market value (as determined by the directors of the Corporation, which determination shall be conclusive) to the holders of such Warrant Shares of such Special Distribution; and (II) the denominator of which shall be the total number of Warrant Shares outstanding on such record date multiplied by such Current Market Price, and if any such event results in an adjustment in the Exercise Price, the number of Warrant Shares purchasable pursuant to the Warrants evidenced hereby shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Warrant Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

Any Warrant Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price and the number of Warrant Shares purchasable pursuant to the Warrants evidenced hereby shall then be readjusted to the Exercise Price and number of Warrant Shares which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(g)	No adjustment in the Exercise Price will be made pursuant to this Section 5 in respect of the issue from time to time of Warrant Shares issuable from time to time as dividends paid in the ordinary course to holders of Warrant Shares who exercise an option or election to receive substantially equivalent dividends in Warrant Shares in lieu of receiving a cash dividend, and any such issue will be deemed not to be a Capital Reorganization.

(h)	In any case in which this Section 5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder, upon the exercise of the Warrants evidenced hereby after such record date and before the occurrence of such event, the additional Warrant Shares issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Warrant Shares on and after such exercise.

(i)	The adjustments provided for in this Section 5 are cumulative, shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and shall apply (without duplication) to successive Reclassifications of Warrant Shares, Capital Reorganizations, Rights Offerings and Special Distributions; provided that, notwithstanding any other provision of this Section 5, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect (except upon a consolidation of the outstanding Warrant Shares) (provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

(j)	No adjustment in the number of Warrant Shares which may be purchased upon exercise of the Warrants evidenced hereby or in the Exercise Price shall be made pursuant to this Warrant certificate if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants evidenced hereby for Warrant Shares prior to the effective date or record date of such event.

(k)	If, at any time prior to the Time of Expiry, the Corporation will take any action affecting the Warrant Shares, other than an action or an event described above in this Section 5, which in the opinion of the directors of the Corporation would have a material adverse effect upon the rights of the Holder under this Warrant certificate, the Exercise Price and/or the number of Warrant Shares purchasable under this Warrant certificate will be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances.

(l)	In the event of any question arising with respect to the adjustments provided in this Section 5, such question shall conclusively be determined by the Corporation’s auditors and such determination, absent manifest error, shall be binding upon the Corporation and the Holder.

(m)	As a condition precedent to the taking of any action which would require an adjustment in the subscription rights pursuant to the Warrants, including the Exercise Price and the number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Corporation shall take all corporate action which may, in the opinion of counsel, be necessary in order that the Corporation has reserved and there will remain unissued out of its authorized capital a sufficient number of Warrant Shares for issuance upon the exercise of the Warrants evidenced hereby, and that the Corporation may validly and legally issue as fully paid and non-assessable of all the shares of such classes or other securities or may validly and legally distribute the property which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(n)	At least twenty-one (21) days prior to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Warrant certificate, including the Exercise Price and the number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Corporation shall give notice to the Holder of the particulars of such event and the required adjustment. If it is not reasonably practicable for the Corporation to give twenty-one (21) days’ notice as aforesaid, the Corporation will give as much notice as is reasonably practicable in the circumstances.

(o)	Subject to requisite TSX Venture Exchange approval, the Corporation may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the board of directors of the Corporation.

6. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants that it is authorized to create and issue the Warrants and covenants and agrees that it will cause the Warrant Shares from time to time subscribed for and purchased in the manner provided in this Warrant certificate and the certificate representing such Warrant Shares to be issued. All Warrant Shares which are issued upon the exercise of the right of purchase provided in this Warrant certificate, upon payment therefor of the amount at which such Warrant Shares may be purchased pursuant to the provisions of this Warrant certificate, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof. The Corporation hereby represents and warrants that this Warrant certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant certificate.

7. Representations and Warranties of the Holder. The Holder hereby represents and warrants as follows:

(a)	The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act. The Holder is acquiring this Warrant certificate and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant certificate or the Warrant Shares, except pursuant to sales registered or exempted under the U.S. Securities Act.

(b)	The Holder understands and acknowledges that this Warrant certificate and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the U.S. Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the U.S. Securities Act.

(c)	The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant certificate and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the offering of this Warrant certificate and the business, properties, prospects, and financial condition of the Corporation.

8. No Fractional Warrant Shares. The Corporation shall not be required to issue fractional Warrant Shares upon the exercise of the Warrants evidenced hereby. If any fractional interest in a Warrant Share would, except for the provisions of this Section 8, be deliverable upon the exercise of the Warrants evidenced hereby, the Corporation shall, in lieu of delivering any certificate for such fractional interest, round such fractional interest down to the nearest whole Warrant Share.

9. Non-Transferability. The Warrants evidenced hereby shall not be assignable or transferable by the Holder.

10. Covenants.

(a)	The Corporation shall use its reasonable best efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the applicable securities laws the Canadian jurisdictions in which the Corporation is currently a reporting issuer.

(b)	If the issuance of the Warrant Shares upon the exercise of the Warrants requires any filing or registration with or approval of any securities regulatory authority or other governmental authority or compliance with any other requirement under any law before such Warrant Shares may be validly issued, the Corporation agrees to use reasonable best efforts to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be.

(c)	The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for effecting the intentions and provisions of this Warrant certificate.

11. Replacement Certificate. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant certificate).

12. Legending of Warrant Shares.

(a)	Each certificate representing the Warrant Shares issued upon the exercise of this Warrant prior to the date which is four months and one day after the date hereof will bear the following legend:

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE [DATE THAT IS FOUR MONTHS AND A DAY FROM ISSUANCE].”

provided that at any time subsequent to the date which is four months and one day after the date hereof, any certificate representing such Warrant Shares may be exchanged for a certificate bearing no such legend.

(b)	Each certificate representing the Warrant Shares originally issued to or for the account or benefit of a U.S. Person or a person in the United States may bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION (AS DEFINED BELOW) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ALL LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF (B), (C) OR (D), THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION.”

13. Definitions.

(a)	“Convertible Securities” means securities convertible into or exchangeable for Warrant Shares or Participating Shares or both;

(b)	“Current Market Price”. For the purpose of any computation under this Warrant certificate, the “Current Market Price” at any date shall be the weighted average price per share for the twenty (20) consecutive trading days before such date on the TSX Venture Exchange (or, if the Warrant Shares are not listed on such stock exchange, on such other stock exchange on which the Warrant Shares are listed as may be selected for such purpose by the directors of the Corporation or, if the Warrant Shares are not listed on any stock exchange, then on the over-the-counter market), except that if any stock exchange on which the Warrant Shares are then trading requires that the Current Market Price be calculated in a different manner, then the Current Market Price shall be calculated in such different manner. The weighted average price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange or market, as applicable, during the said twenty (20) consecutive trading days by the total number of such shares so sold;

(c)	“Loan Agreement” means the secured promissory note purchase agreement dated as of August 8, 2024, by and between the Corporation, Silver Valley Metals Corp., and Monetary Metals Bond III LLC.

(d)	“Participating Share” means a share (other than a Warrant Share) that carries the right to participate in earnings to an unlimited degree;

(e)	“Time of Expiry” means 5:00 p.m. Vancouver time on or before August 8, 2027, provided that, in the event that the Loan (as defined in the Loan Agreement) is reduced or repaid before [DATE THAT IS ONE YEAR FROM ISSUANCE], the Expiry Date shall mean, for such pro rata number of Warrants as is equal to the amount of such reduction or repayment, the later of (i) [DATE THAT IS ONE YEAR FROM ISSUANCE], and (ii) 30 days from such reduction or repayment of the Loan; and

(f)	“U.S. Person” means a “U.S. person” as such term is defined in Regulation S promulgated under the U.S. Securities Act.

14. Successor. The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as the Corporation, acting reasonably, considers are necessary or advisable to establish that upon the consummation of such transaction:

(a)	the successor corporation will have assumed all the covenants and obligations of the Corporation under this Warrant certificate, and

(b)	the Warrants will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant certificate.

Whenever the conditions of this Section 14 shall have been duly observed and performed, the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

15. General.

(a)	The headings in this certificate are for reference only and do not constitute terms of the Warrant certificate.

(b)	Whenever the singular or masculine is used in this Warrant certificate the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

(c)	This Warrant certificate shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(d)	This Warrant certificate shall be subject to, governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to any dispute related to or arising from this Warrant.

(e)	All references herein to monetary amounts are references to lawful money of Canada.

(f)	Any notice which the Corporation is required to give to the Holder hereunder shall be deemed to be properly given if sent by ordinary prepaid mail to the address for the Holder shown on cover page of this Warrant certificate (unless the Holder subsequently notifies the Corporation of a change of such address), and such notice will be deemed to be given at the time of mailing.

[Signature page follows.]

IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be executed this _____ day of

_________________, 202[●].

BUNKER HILL MINING CORP.

By:
Authorized Signatory

THIS WARRANT CERTIFICATE MAY BE DELIVERED BY E-MAIL IN PDF OR OTHER LEGALLY PERMISSIBLE ELECTRONIC SIGNATURE, WHICH SHALL BE DEEMED TO BE AN ORIGINAL SIGNATURE.

Bunker Hill – Signature Page to Warrant Certificate

SCHEDULE “A”

SHARE PURCHASE WARRANT

SUBSCRIPTION FORM

(To be signed only upon exercise of such Warrant)

BUNKER HILL MINING CORP.

300 – 1055 West Hastings Street

Vancouver, British Columbia, Canada V6E 2E9

Attention: Brenda Dayton, Vice President – Investor Relations

Dear Sirs/Mesdames:

The undersigned holder of the attached Warrant certificate hereby subscribes for _______________ shares of common stock (the “Shares”) of Bunker Hill Mining Corp. (the “Corporation”) pursuant to the terms of the Warrant certificate at the Exercise Price on the terms specified in the Warrant certificate and contemporaneously with the execution and delivery hereof makes payment therefor on the terms specified in the Warrant certificate. Terms used but not otherwise defined herein have the meanings attributed to them in the Warrant certificate.

The undersigned holder represents, warrants and certifies as follows (only one of the following must be checked):

☐	A.	The undersigned holder at the time of exercise of the Warrants (i) is not in the United States; (ii) is not a U.S. person and is not exercising the Warrants on behalf or for the account of a U.S. person or a person in the United States; (iii) did not execute or deliver this Subscription Form in the United States, and (iv) delivery of the underlying Shares will not be to an address in the United States; or

☐	B.	The undersigned holder (i) is the U.S. person that acquired the Warrants in connection with extending the Loan (as defined in the Loan Agreement); (ii) is exercising the Warrants for its own account or for the account of a principal that was disclosed when it acquired the Warrants; (iii) is, and such disclosed principal, if any, is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act at the time of exercise of the Warrants; and (iv) the representations and warranties of such holder made in the Warrant certificate remain true and correct as of the date of exercise of the Warrants.

Note: The terms “U.S. person” and “United States” have the meaning ascribed thereto in Regulation S under the U.S. Securities Act.

It is understood that the Corporation and the Corporation’s transfer agent may require evidence to verify the foregoing representations.

The undersigned irrevocably hereby directs that __________ Shares be issued and delivered as follows:

Name in Full	Address	Number of Shares

DATED this ________day of __________________, __________________.

(Signature)

Schedule “A” – Subscription Agreement for Warrant Shares